UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

Envoy Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40133 (Commission File Number)	86-1369123 (IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN (Address of principal executive offices)	55110 (Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Anzu Special Acquisition Corp I

12610 Race Track Road, Suite 250

Tampa, FL 33626

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 29, 2023, Envoy Medical, Inc. (formerly known as Anzu Special Acquisition Corp I) (prior to consummation of the Business Combination (as defined below), “Anzu” and after consummation of the Business Combination, the “Company”) announced that the business combination (the “Business Combination”) between Anzu and Envoy Medical Corporation (“Envoy”), a Minnesota corporation, was completed on September 29, 2023 pursuant to the Business Combination Agreement, dated as of April 17, 2023 (as amended by Amendment No. 1, dated as of May 12, 2023, and Amendment No. 2, dated as of August 31, 2023) by and among Anzu, Envoy and Envoy Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Anzu.

The Business Combination was approved by Anzu’s stockholders at a special meeting of stockholders on September 27, 2023 (the “Special Meeting”). The Company expects to commence trading of its Class A common stock and warrants on the Nasdaq Capital Market under the ticker symbols “COCH” and “COCHW,” respectively, on October 2, 2023. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information referenced under this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth under this Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Information.

In connection with the Special Meeting, holders of Anzu’s Class A common stock, par value $0.0001 per share (prior to consummation of the Business Combination, “Anzu Class A Common Stock” and after consummation of the Business Combination, “Class A Common Stock”), had the right to elect to redeem all or a portion of their Anzu Class A Common Stock for a per share price calculated in accordance with Amended and Restated Certificate of Incorporation of Anzu, as amended. Holders of approximately 55%, or 2,386,294 shares, of Anzu Class A Common Stock had validly elected to redeem their shares of Anzu Class A Common Stock for a pro rata portion of the trust account maintained by American Stock Transfer and Trust Company holding the proceeds from Anzu’s initial public offering and the sale of private placement warrants (the “Trust Account”), or approximately $10.46 per share and approximately $25.0 million in the aggregate as of September 27, 2023.

As previously disclosed, on April 17, 2023, prior to entering into the Business Combination Agreement, Anzu and Envoy entered into an agreement (as amended to date, the “Forward Purchase Agreement”) with Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital, LLC (“MSC” and, collectively with MSOF, MCP and MSTO, the “Seller”) for an OTC Equity Prepaid Forward Transaction.

Anzu consented to Meteora reversing a previously submitted redemption request for 425,606 shares of Anzu Class A Common Stock Meteora submitted for redemption and that these 425,606 shares shall be considered Recycled Shares and eligible for payment to Seller as outlined in the Prepayment section of the Forward Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms the Forward Purchase Agreement.

The Forward Purchase Agreement provides that, no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination (the “Prepayment Date”), Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Redemption Price and (ii) the Number of Shares less (y) 50% of the Prepayment Shortfall. On September 29, 2023, the Company paid to Seller separately the Prepayment Amount required under the Forward Purchase Agreement directly from the Trust Account. In addition, the Company transferred 8,512 shares of Class A Common Stock (the “Share Consideration”) to Seller on September 29, 2023.

The Company and the Seller agreed to waive the requirement under the Forward Purchase Agreement that the Company must file a registration statement with the SEC registering the resale of the Recycled Shares, the Shortfall Sale Shares, the Share Consideration, the Shortfall Warrants and the Shortfall Warrant Shares (the “FPA Registration Statement”) under the Securities Act within forty-five (45) days following the closing of the Business Combination. From time to time following the closing of the Business Combination, Seller may, at its discretion, sell Shares without a payment obligation to the Company (the “Shortfall Sales”) until such time as the gross proceeds from such Shortfall Sales equal $44,505 (the “Prepayment Shortfall”). At such time that the amount of gross proceeds generated from Shortfall Sales is equal to the Prepayment Shortfall, the Company shall retain an amount equal to 50% of the Prepayment Shortfall on the Prepayment Date and Seller shall pay the remaining 50% of the Prepayment Shortfall on the first OET Date and at such time the Seller may not make any additional Shortfall Sales. The Seller in its sole discretion may request warrants of the Company exercisable for shares of Class A Common Stock in an amount equal to (i) 4,300,000 shares of Class A Common Stock less (ii) the Number of Shares specified in the Pricing Date Notice (“Shortfall Warrants” and the shares of Class A Common Stock underlying the Shortfall Warrants, the “Shortfall Warrant Shares”). The Shortfall Warrants will (i) have an exercise price equal to the Reset Price, (ii) expire on June 30, 2024 and (iii) not provide for cashless exercise or net share settlement.

Seller agreed to waive any redemption rights that it had under Anzu’s Amended and Restated Certificate of Incorporation, as amended, with respect to any Recycled Shares in connection with the Business Combination, that would require redemption by Anzu of shares of Anzu Class A Common Stock. Such waiver may have reduced the number of shares of Anzu Class A Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Exchange Act.

The foregoing description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by references to the full text of the Forward Purchase Agreement, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2023 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release dated September 29, 2023.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 29, 2023

Envoy Medical, Inc.

By:	/s/ Brent Lucas
Brent Lucas Chief Executive Officer